Exhibit 10.49

      AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENT AND WAIVER
      ---------------------------------------------------------------------

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENT AND WAIVER (the "Amendment") is made as of this 27th day of November, 2002, by and between/among "Borrower" (as defined below) and "Lender" (as defined below).


                                    RECITALS
                                    --------

A. As used herein, the term "Borrower" shall mean the following collectively: New York Health Care, Inc., a New York corporation ("New York Health Care"); and NYHC Newco Paxxon, Inc., a New York corporation.

B. As used herein, the term "Lender" shall mean Heller Healthcare Finance, Inc., a Delaware corporation.

C. One or more of the entities designated above as "Borrower" are the existing borrowers under a certain Loan and Security Agreement dated as of November 28, 2000, by and between such existing borrowers and Lender (as the same may have been amended, restated or modified from time to time, and as the same may be amended by this Amendment, the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given them in the Loan Agreement.

D.     Borrower  and  Lender  desire  hereby  to:
       - extend the Term of the Loan Agreement to November 29, 2004, and make conforming amendments to the Loan Agreement; and
       -    amend  the  Loan  Agreement  as  hereinafter  provided.

E. In addition, Borrower has informed Lender that New York Health Care has entered into a Stock for Stock Exchange Agreement dated October 11, 2001 (as amended on February 13, 2002, July 10, 2002, August 13, 2002 and October 25, 2002, the "Exchange Agreement") with The Bio Balance Corp. ("Bio Balance"), pursuant to which, among other things, a wholly owned subsidiary of New York Health Care will merge with and into Bio Balance (such merger, the "Proposed Transaction"). It is anticipated that, following consummation of the Proposed Transaction, which is expected to occur on or around January 2, 2003 and which remains subject to, among other things, the approval of the shareholders of New York Health Care and the consent of various federal and/or state agencies, (a) Bio Balance will become and operate as a wholly owned subsidiary of New York Health Care (in such capacity as a wholly owned subsidiary of New York Health Care after consummation of the Proposed Transaction, "Bio Balance Sub") with its own officers, directors and financing sources, and (b) the shareholders of Bio Balance will own approximately ninety percent (90%) of the then issued and outstanding shares of common stock of New York Health Care.

F. Section 7.4(d) of the Loan Agreement prohibits Borrower from acquiring, by purchase or otherwise, all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person. In connection with the Proposed Transaction, Borrower has requested that Lender (a) agree to permit New York Health Care to consummate the Proposed Transaction, and
(b) waive the prohibition set forth in Section 7.4(d), and any other applicable prohibitions in the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower have agreed to the following amendments to the Loan
Agreement:

1.   Recitals.  The  foregoing  recitals, including all terms defined therein,
     --------
are  incorporated  herein  and  made  a  part  hereof.

2.   Extension  of  Term.  The  Term  of  the Loan is extended to November 29,
     -------------------
2004, and the Loan shall mature as of November 29, 2004. In furtherance of the foregoing, Section 2.8(a) of the Loan Agreement is hereby amended and restated to read as follows:

          "2.8(a) Subject to Lender's right to cease making Revolving Credit Loans to Borrower upon or after any Event of Default, this Agreement shall be in effect for a period through and including November 29, 2004, unless terminated as provided in this Section 2.8 (the 'Term')."

3.   Base  Rate.  Section  1.5  of the Loan Agreement is hereby deleted in its
     ----------
entirety,  and  in  its  place  there  is  hereby  inserted  the  following:

          "SECTION 1.5. BASE RATE. "Base Rate" means a rate of interest equal to
           ----------------------
          one  and  one half percent (1.5%) above the "Prime Rate of Interest"."

4.   Prime  Rate  of  Interest.  Section  1.42 of the Loan Agreement is hereby
     -------------------------
deleted in its entirety, and in its place there is hereby inserted the following:

          "SECTION  1.42. PRIME RATE OF INTEREST. "Prime Rate of Interest" means
                          ----------------------
          that rate of interest designated as such by Citibank, N.A., or any successor thereto, as the same may from time to time fluctuate."

5.   Termination  Fee. Section 1.48 of the Loan Agreement is hereby deleted in
     ----------------
its  entirety,  and  in  its  place  there  is  hereby  inserted  the following:

          "SECTION  1.48.  INTENTIONALLY  LEFT  BLANK"

6.   The  Concentration  Account.  The  penultimate sentence of Section 2.3 of
     ---------------------------
the Loan Agreement is hereby deleted in its entirety, and in its place there is hereby inserted the following:

       "All funds transferred from the Concentration Account for application to Borrower's indebtedness to Lender shall be applied to reduce the Loan balance, but for purposes of calculating interest shall be subject to a three (3) calendar day clearance period."

7.   Loan  Agreement  Fees.
     ---------------------

     (a) Section 2.4(c) of the Loan Agreement is hereby deleted in its entirety, and in its place there is hereby inserted the following:

          "2.4(c). For so long as the Loan is available to Borrower from and after November 28, 2002, Borrower unconditionally shall pay to Lender an annual usage fee (the "Usage Fee") equal to (i) one half of one percent (0.5%) of the average amount by which the Maximum Loan Amount exceeds the average amount of the outstanding principal balance of the Revolving Credit Loans during the preceding year (or portion thereof, if this Agreement is terminated prior to the completion of a full year for purposes of such calculation) minus (ii) the amount of interest paid by the Borrower with respect to outstanding Revolving Credit Loans during the preceding year (or portion thereof, if this Agreement is terminated prior to the completion of a full year for purposes of such calculation); provided that if the amount described in the foregoing clause (ii) exceeds the amount described in the foregoing clause (i), the Usage Fee shall be equal to zero dollars ($0). The Usage Fee shall be payable annually in arrears on November 28, 2003 and November 29, 2004 or, if this Agreement is terminated prior to either such date, the effective date of such termination."

     (b) In addition, the first sentence of Section 2.4(d) of the Loan Agreement is hereby deleted in its entirety, and in its place there is hereby inserted the following:

          "2.4(d). Provided that no Event of Default exists under this Agreement or any of the other Loan Documents, Borrower shall be required to pay to Lender all audit and appraisal fees (up to a maximum of $10,000.00 per year) and all out-of-pocket expenses in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate; provided, however, that upon the occurrence and during the continuance of any Event of Default under this Agreement or any of the other Loan Documents, the foregoing cap shall not apply, and (i) Borrower shall be obligated to pay for any and all fees described in this Section 2.8(d) that are incurred during such period, and (ii) the aggregate amount of the fees incurred pursuant to (i) above shall not be applied towards the amount of such annual cap."

8.   Consent  and  Waiver.  Lender hereby (a) agrees to permit New York Health
     --------------------
Care to consummate the Proposed Transaction, and (b) waives the prohibition set forth in Section 7.4(d) of the Loan Agreement and any other express provisions of the Loan Agreement that would, by their terms but for the conditions set forth herein, prohibit Borrower from consummating the Proposed Transaction, in each case on the terms and subject to the conditions set forth below:

     i. New York Health Care and Bio Balance will comply fully with all of the terms and conditions set forth in the Exchange Agreement;

     ii. As of the closing of the Proposed Transaction (and after giving effect thereto), no single shareholder or affiliated group of Bio Balance shareholders will own ten percent (10%) or more of the then issued and outstanding shares of New York Health Care (after giving effect to the consummation of the Proposed Transaction);

     iii.      Following  consummation  of  the  Proposed  Transaction:

          A. Bio Balance Sub will not (i) become a Borrower under the Loan Agreement, (ii) be the beneficiary or otherwise directly or indirectly receive the proceeds of any Loans made by Lender under the Loan Agreement, or (iii) commingle its operating or working capital or any of its other monies or funds with the operating or working capital or other monies or funds of either entity comprising Borrower;

          B. Bio Balance Sub will (i) maintain its own depository and other bank accounts in its own name separate from those depository and other bank accounts maintained by and in the name of any entity comprising Borrower, and (ii) fund its own working capital needs (including any research and development expenses, regulatory filings and other similar costs related to the development and approval of its probiotic treatments) through its own operations and/or the proceeds of any debt or equity offerings and/or other asset sales or other similar transactions by Bio Balance Sub;

          C. Neither New York Health Care nor any other Borrower will (i) distribute or transfer to or otherwise provide Bio Balance with the benefit of any proceeds of any Loans made by Lender pursuant to the Loan Agreement, (ii) commingle its operating or working capital or any of its other monies or funds with the operating or working capital or other monies or funds of Bio Balance Sub,
               (iii) maintain any depository or other bank account in its name and also in the name of Bio Balance Sub, or (iv) make any cash or non-cash distributions to, or any investments in or loans (including any non-cash intercompany transaction) to, Bio Balance Sub, notwithstanding that the Loan Agreement may otherwise permit a Borrower entity to engage in any such transactions with its subsidiaries;

          D. New York Health Care shall provide Lender with copies of the employment agreements of Jerry Braun and Jacob Rosenberg, which shall provide that such individuals will continue, subject to the terms of such agreement, to serve in their current respective capacities for New York Health Care for a period ending on or after the seventh anniversary of the Proposed Transaction; and

          E. New York Health Care will continue to provide Lender with the financial and/or collateral reports described in Section 6.1 of the Loan Agreement as and when required thereunder with respect to the financial operations, assets and/or business of each Borrower and also Bio Balance Sub as if Bio Balance Sub were a Borrower under the Loan Agreement;

     iv. No Change of Control shall have occurred as the result of the consummation of the Proposed Transaction.

9.   Amendment  Fees.  In  consideration  of  Lender's  execution  of  this
     ---------------
Amendment, Borrower agrees to pay a fee of $10,000, which fee shall be deemed earned and payable on the date of execution of this Amendment and shall constitute a portion of the Obligations.

10.   Additional Covenant.  Without limiting the generality of any covenant in
      -------------------
the Loan Agreement, Borrower and Lender hereby further covenant and agree as follows:

HIPAA  Compliance.  As  used  herein,  "HIPAA"  means  the  Health  Insurance
-----------------
Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder. To the extent that and for so long as Borrower is a "covered entity" within the meaning of HIPAA, Borrower (i) has undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of
Borrower to be HIPAA Compliant (as defined below); (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant. For purposes hereof, "HIPAA Compliant" shall mean that Borrower (x) is or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrower's business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrower of the then effective provisions of HIPAA.

11.   Miscellaneous.
      -------------

     (a)     Joint  and  Several  Liability.  Each  entity constituting Borrower
             ------------------------------
shall be jointly and severally liable for all of the obligations of Borrower under the Note and the Loan Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the Loan would not be made available on the terms in the Loan Agreement in the absence of the collective credit of all of the Borrowers, the joint and several liability of all Borrowers, and the cross collateralization of the collateral of all Borrowers. Accordingly, each Borrower, individually acknowledges that the benefit to each of the participants in the facility as a whole constitutes reasonably equivalent value, regardless of the amount of the Loan actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Agreement shall be applicable to and shall be binding upon and measured and enforceable against each individual entity comprising Borrower, and shall be binding upon and measured and enforceable against all such entities when taken together.

     (b)     References.  Upon  the  effectiveness  of  this  Amendment,  each
             ----------
reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

     (c)     Affirmation.  Except  as  specifically  amended  above,  the  Loan
             -----------
Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Lender's part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

     (d)     No  Waiver.  The  execution,  delivery  and  effectiveness  of this
             ----------
Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing defaults or Events of Default under the Loan Agreement or other Loan Documents or any of Lender's rights and remedies in respect of such defaults or Events of Default.

     (e)     No  Novation.  This  Amendment  (together  with  any other document
             ------------
executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

     (f)     Governing  Law.  This  Amendment shall be governed by and construed
             --------------
in accordance with the laws of the State of Maryland, without regard to any otherwise applicable conflicts of law principles.

     (g)     Headings.  Section  headings  in  this  Amendment  are included for
             --------
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     (h)     Counterparts.  This  Amendment may be executed in counterparts, and
             ------------
both counterparts taken together shall be deemed to constitute one and the same instrument.

     (i)     Time  of  the  Essence.   Time  is of the essence of each and every
             ----------------------
covenant  and  agreement  herein  made  by  Borrower.

     (j)     Release.  Borrower  hereby  fully,  finally,  and  absolutely  and
             -------
forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured (collectively, "Claims"): (i) in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents; and (ii) arising from events occurring prior to the date of this Amendment. The foregoing release and discharge shall, automatically and without further action of the Borrower, be deemed renewed as of the date of each advance of Loan proceeds with respect to all Claims in respect of the Loan Agreement, the Loan Documents, or the actions or omissions of Lender in respect of the Loan Agreement and the Loan Documents and arising from events occurring prior to the date of such advance.

     (k)     Compliance  with  Requirements of Prospective Transferee.  Borrower
             --------------------------------------------------------
shall do anything necessary to comply with the requirements of any prospective transferee or servicer of the Loan, in order to enable Lender or such transferee to sell, transfer, deliver, assign, securitize or grant a participation in the Loan; provided, however, that Borrower shall not be required to do anything that has the effect of changing the essential economic terms of the Loan Agreement.

     (l)     Indemnity.  Borrower hereby indemnifies and covenants and agrees to
             ---------
defend and hold Lender and its Affiliates harmless from and against all losses, costs and expenses, including reasonable attorneys' fees (including both in-house and outside counsel), incurred by reason of any action, suit, proceeding, hearing, motion, subpoena or application before any court or administrative body in which Lender or its Affiliates may be or become involved, whether as parties, witnesses or otherwise, by reason of this Amendment, the Loan Agreement or any of the other Loan Documents or the transactions contemplated thereby.

     (m)     Use  of  Lender's  Name/Press  Releases.  Borrower  will  not  use
             ----------------------------------------
Lender's name (or the name of any of Lender's affiliates) in connection with any of its business operations, and Lender will not use Borrower's name in connection with any of its business operations. Borrower will not and will not permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of Lender, General Electric Capital Corporation or any of their respective Affiliates or referring to the Loan Agreement or the other Loan Documents without at least two (2) Business Days prior written notice to Lender and without the prior written consent of Lender unless (and only to the extent that) (i) Borrower or such Affiliate of Borrower is required to so disclose under law and then, in any event, such Borrower or Affiliate will consult with Lender before issuing such press release or other public disclosure or (ii) Borrower or such Affiliate of Borrower is required to so disclose in connection with any regular and periodic reports filed with any securities exchange or with the Securities and Exchange Commission. Borrower consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by the Loan Agreement upon two (2) Business Days prior notice to Borrower. Borrower may disclose to third parties that Borrower has a borrowing relationship with Lender. Nothing contained in the Loan Agreement is intended to permit or authorize Borrower to make any contract on behalf of Lender.

     (n)     Appointment  of  Agent.  Each  of  the entities comprising Borrower
             ----------------------
(other than New York Health Care) hereby irrevocably appoints and constitutes New York Health Care as its agent to request and receive Revolving Credit Loans (and to otherwise act on behalf of each such entity pursuant to the Loan Agreement and the other Loan Documents) from Lender in the name or on behalf of each such entity. Lender may disburse the Revolving Credit Loans to the bank account of any one or more of such entities without notice to any of the other entities comprising Borrower or any other Person at any time obligated on or in respect of the Obligations. Each of the entities comprising Borrower (other than New York Health Care) hereby irrevocably appoints and constitutes New York Health Care as its agent to receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with the Loan Agreement and the other Loan Documents. No purported termination of the appointment of New York Health Care as agent shall be effective without the prior written consent of Lender.

IN WITNESS WHEREOF, intending to be legally bound, and intending that this instrument constitute an instrument executed under seal, the parties have caused this Amendment to be executed as of the date first written above.

                              LENDER:

                              HELLER  HEALTHCARE  FINANCE,  INC.
                              a  Delaware  corporation


                              By:/s/
                                 ---------------------------------
                              Name:
                              Title:

                              BORROWER:

                              NEW  YORK  HEALTH  CARE,  INC.
                              a  New  York  corporation


                              By:/s/
                                 ---------------------------------
                              Name:
                              Title:

                              NYHC  NEWCO  PAXXON,  INC.
                              a  New  York  corporation


                              By:/s/
                                 ---------------------------------
                              Name:
                              Title: